EXHIBIT 99.1

BIOLASE ANNOUNCES CHANGE OF AUDITOR

BIOLASE Engages BDO Seidman LLP As Its New Auditor

SAN CLEMENTE, Calif., August 9 — BIOLASE Technology, Inc. (NASDAQ: BLTIE), a medical technology company that develops, manufactures and markets lasers and related products for dental and medical applications, announced today the dismissal of PricewaterhouseCoopers LLP (“PWC”) as the Company’s independent registered public accounting firm. The Company’s Audit Committee approved the decision to dismiss its independent registered public accounting firm. Additionally, the Company announced today that it has engaged BDO Seidman, LLP (“BDO”) as the Company’s new independent registered public accountant effective as of August 8, 2005.

The reports of PWC on the Company’s financial statements as of and for the fiscal years ended December 31, 2004 and 2003 contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal years ended December 31, 2004 and 2003 and through August 3, 2005, there were two disagreements with PWC on matters regarding accounting principles and practices, financial statement disclosure, or auditing scope or procedure, which disagreements, although ultimately resolved to the satisfaction of PWC, were reportable events required by the Securities and Exchange Commission. There was a disagreement during the year ended December 31, 2003 related to revenue recognition. There was a disagreement during the year ended December 31, 2004 related to the accounting for penalties and interest on sales tax.

The Company’s Audit Committee has discussed the foregoing disagreements with PWC and has authorized PWC to respond fully to BDO, the new independent registered public accounting firm for the Company, concerning these disagreements. Except for the disagreements noted above, there were no disagreements with PWC on the matters noted above for the fiscal years ended December 31, 2004 and 2003 and through August 3, 2005 that would have caused PWC to make reference thereto in their reports on the Company’s financial statements for such years if such matters were not resolved to the satisfaction of PWC.

The Company refers to Item 9A of its Form 10-K for the fiscal year ended December 31, 2004 which was filed with the SEC on July 19, 2005 with respect to the eleven material weaknesses in the Company’s internal control over financial reporting, which is incorporated herein by reference. The Company refers to Item 9A on its Form 10-K for the fiscal year ended December 31, 2003, which was filed with the SEC on March 3, 2004 with respect to the material weakness in the Company’s internal control over financial reporting, which is incorporated herein by reference. Except for the material weaknesses noted above, there were no other reportable events for the fiscal years ended December 31, 2004 and 2003 and through August 3, 2005.

The Company has requested that PWC furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the foregoing statements by the Company and, if not, stating the respects in which it does not agree. A copy of the letter from PWC has been filed as an exhibit to the Company’s Form 8-K.

During the Company’s two most recent fiscal years and through August 8, 2005, the Company did not consult with BDO with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any other matters or reportable events.

About BIOLASE

BIOLASE Technology, Inc. (http://www.biolase.com) is a medical technology company that designs, manufactures and markets proprietary dental laser systems that allow dentists, oral surgeons and other specialists to perform a broad range of common dental procedures, including cosmetic applications. The company’s products incorporate patented and patent pending technologies focused on reducing pain and improving clinical results. Its primary product, the Waterlase® system, is the best selling dental laser system. The Waterlase® system uses a patented combination of water and laser to precisely cut hard tissue, such as bone and teeth, and soft tissue, such as gums, with minimal or no damage to surrounding tissue. The company also offers the LaserSmile™ system, which uses a laser to perform soft tissue and cosmetic procedures, including tooth whitening.

This release may contain forward-looking statements that are based on the current expectations and estimates by our management. These forward-looking statements can be identified through the use of words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” and variations of these words or similar expressions. Forward-looking statements in this release include statements regarding BIOLASE’s expectations with respect to its new relationship with BDO Seidman LLP. These statements speak only as of the date hereof, are based upon the information available to us now, are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of a number of factors including, but not limited to, the assessment of the Company’s independent registered public accountants regarding the Company’s financial condition. Such information is subject to change, and we undertake no obligation to update such statements.

For further information, please contact: Robert E. Grant, President & CEO; John W. Hohener, Executive Vice President and CFO; or Scott Jorgensen, Director of Finance & Investor Relations, of BIOLASE Technology, Inc., +1-949-361-1200.